UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2008

UNIVERSAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-652	54-0414210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 North Hamilton Street Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 359-9311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Revised Form of Change of Control Agreement.

On November 4, 2008, the Executive Compensation, Nominating, and Corporate Governance Committee (the “Committee”) of the Board of Directors of the Registrant approved a revised form of the change of control agreement (the “COC Agreement”) it has previously entered into with certain of its executive officers, including Messrs. Freeman, Brewer and Moore.

The main purpose of the revisions to the COC Agreement is to bring it into compliance with Section 409A of the Internal Revenue Code of 1986 (the “Code”). The Registrant intends to execute the revised COC Agreement with each of the executive officers who is currently a party to the COC Agreement before the end of 2008. Once executed, the revised COC Agreement will become effective and replace the prior COC Agreement with each executive.

The revised COC Agreement contains the following material changes from the existing form:

•	The definition of “good reason” has been narrowed to conform to the safe harbor definition in the Treasury Regulations under Code Section 409A.

•

Upon resignation during a post-change-of-control protection period, in place of the existing guaranteed pro-rata annual bonus for the year of termination, the executive will be entitled to a non-guaranteed pro-rata bonus, payable at the same time bonuses are paid to other active employees, but only if the applicable performance conditions are met.

•	Any Code Section 409A taxes that are owed will be paid in accordance with the statute solely by the covered executive.

•

Any taxable, non-exempt post-termination reimbursements (including reimbursement of legal fees) and in-kind benefits must be paid in accordance with applicable Code Section 409A payment requirements. Outplacement benefits will be provided no later than end of second year following the year of termination.

•	The order of reduction in severance benefits to comply with the golden parachute rules of Code Section 280G is now fixed and no longer subject to the executive’s discretion.

•

The post-change-of-control protection period has been shortened to end on a covered executive’s early retirement date, if such date was announced prior to the date of a change of control. Certain severance benefits that would otherwise have been calculated based on a three-year severance period will be reduced to reflect any scheduled early retirement date as well.

Other than the changes noted above, the revised COC Agreement is the same as the existing form in all material respects. A copy of the existing COC Agreement is attached to the Registrant’s current report on Form 8-K filed on November 24, 2006. The full text of the revised COC Agreement is attached to this report as Exhibit 10.1.

Revised Form of Restricted Stock Unit Agreement.

On November 4, 2008, the Committee approved a revised form of restricted stock unit award agreement (the “RSU Agreement”) for use with any future restricted stock unit awards to the Registrant’s executive officers. The main purpose of the revisions is to bring the form of RSU Agreement into compliance with Code Section 409A.

The revisions are based on the form of RSU Agreement used for purposes of the May 28, 2008 restricted stock unit awards, with the following material changes:

•

“Retirement” for purposes of the agreement will be defined as termination of employment on or after age 55 with at least 5 years of service, with years of service determined under the Registrant’s qualified pension plan. If a participant is or will become eligible to retire before the vesting date of the award, then a number of special provisions will apply, including:

•

Payment of the award on retirement or termination of employment following a change of control will be delayed for six months from the date of termination if the participant is a key executive (as defined in Code Section 409A).

•

For purposes of accelerated vesting of the award on disability or change of control, the definitions of “disability” and “change of control,” respectively, will be narrower than the definitions otherwise provided for in the agreement in order to comply with Code Section 409A.

•	Any Code Section 409A taxes that are owed will be paid in accordance with the statute solely by the participant.

•	Accelerated payment of awards on liquidation of the Registrant will be permitted only if certain Code Section 409A requirements are met.

•	Payment of awards may be delayed to the extent permitted by Code Section 409A to avoid loss of the Registrant’s deduction under Code Section 162(m) or to comply with applicable securities laws.

Other than the changes noted above, the revised form of RSU Agreement is the same as the form used for the May 28, 2008 restricted stock unit awards in all material respects. A copy of the form for the May 28, 2008 awards is attached to the Registrant’s current report on Form 8-K filed on June 3, 2008. The full text of the revised form of RSU Agreement is attached to this report as Exhibit 10.2.

At the same meeting, the Committee also approved amendments to the existing forms of RSU Agreement the Registrant has previously entered into with its executive officers for restricted stock unit awards made in 2005, 2006, 2007 and 2008, respectively. Where applicable, these amendments will be consistent in all material respects with the changes made in the revised form of RSU Agreement as described above. The amounts payable under the amended RSU Agreements will not change. The amendments will be made by agreement with the affected officers and, once made, will be effective on December 31, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Revised Form of Change of Control Agreement.*

10.2	Revised Form of Restricted Stock Unit Agreement.*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION

Date: November 10, 2008	By:	/s/ Preston D. Wigner
Preston D. Wigner
Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Revised Form of Change of Control Agreement.*

10.2	Revised Form of Restricted Stock Unit Agreement.*

*	Filed herewith